Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2014, with respect to the consolidated financial statements and schedule included in the Annual Report of DTS, Inc. on Form 10-K for the year ended December 31, 2015. We consent to the incorporation by reference of said report in the Registration Statements of DTS, Inc. on Form S-4 (File No. 333-181475, effective June 15, 2012) and Forms S-8 (File No. 333-107046, effective July 15, 2003; File No. 333-129606, effective November 9, 2005; File No. 333-136519, effective August 11, 2006; File No. 333-152995, effective August 13, 2008; File No. 333-161249, effective August 11, 2009; File 333-168714, effective August 10, 2010; File 333-176199, effective August 10, 2011; File 333-181447, effective May 15, 2012; File 333-183289, effective August 13, 2012; File 333-190677, effective August 16, 2013; File 333-200077, effective November 10, 2014; File 333-206283, effective August 10, 2015; and File 333-207899, effective November 9, 2015).

/s/ GRANT THORNTON LLP

Irvine, California
March 7, 2016